Exhibit 99.1

5200 Great America Parkway Santa Clara, CA 95054 USA phone 1-408-567-7000 www.aviatnetworks.com
Aviat Networks Provides Updated Revenue Guidance
for Fourth Quarter of Fiscal 2010
Santa Clara, CA — July 9, 2010 —Aviat Networks, Inc. (NASDAQ: AVNW), a wireless expert in advanced IP network migration, today updated its revenue guidance for the fiscal fourth quarter ending July 2, 2010.
The Company expects revenue to be in the range of $115 — $120 million. The revenue shortfall from previous expectations is primarily due to component shortages and unexpected delays during the transition from in-house to contract manufacturing, both of which affected our ability to make shipments at the end of the quarter. Aviat Networks’ fourth quarter results are subject to completion of the Company’s closing process and preparation of its financial statements. Final fourth quarter and year-end results are planned to be announced in late August.
Chuck Kissner, Chairman and CEO of Aviat Networks, commented, “The Board of Directors and I are not satisfied with the Company’s operational and financial performance in recent quarters. Since being appointed as CEO two weeks ago, I have initiated a comprehensive review of our business in order to develop a focused strategic and operational plan. With this in place, we plan to move promptly and decisively to put Aviat Networks on track to restore profitability and establish a platform to drive sustainable revenue growth.”
Mr. Kissner continued, “Our Board has been focused for some time on actions to reduce costs, refocus the product portfolio and optimize our business model. We expect to announce a number of key actions on or before our next earnings call. In addition, management is moving forward to complete our comprehensive strategic plan, and commence taking the necessary actions to drive sustainable, profitable growth.”
About Aviat Networks, Inc.
Aviat Networks, Inc. (NASDAQ: AVNW), previously known as Harris Stratex Networks, Inc. is a leading wireless expert in advanced IP network migration, building the foundation for the 4G/LTE broadband future. We offer best-of-breed transformational wireless solutions, including LTE-ready microwave backhaul, WiMAX access and a complete portfolio of essential service options that enable wireless public and private telecommunications operators to deliver advanced data, voice and video and mobility services around the world. Aviat Networks is agile and adaptive to anticipate what’s coming to help our customers make the right choices, and our products and services are designed for flexible evolution, no matter what the future brings. With global reach and local presence on the ground we work by the side of our customers, allowing them to quickly and cost effectively seize new market and service opportunities, while managing migration toward an all- IP future. For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	continued weakness in the global economy affecting customer spending;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	the ability to retain key personnel;

•	the ability to achieve business plans for Aviat Networks;

•	the ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation which makes it difficult to estimate growth;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Aviat Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September

4, 2009 as well as other reports filed by Aviat Networks, Inc., previously known as Harris Stratex Networks, Inc., with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Contacts:
Investors: Candace Lattyak, Aviat Networks, 408-567-7121, candace.lattyak@aviatnet.com
Media: Cynthia Johnson, Aviat Networks, 408-550-3321, cynthia.johnson@aviatnet.com